Exhibit 10.10.2

AMENDMENT NUMBER TWO
TO THE
BRIGHTHOUSE SERVICES, LLC
VOLUNTARY DEFERRED COMPENSATION PLAN

The BRIGHTHOUSE SERVICES, LLC VOLUNTARY DEFERRED COMPENSATION PLAN (the “Plan”) is hereby amended, effective as of November 1, 2018, as follows:

1.	Section 2.3(a) of the Plan is hereby amended by deleting “Annual Variable Incentive Compensation Plan” and replacing it with “Short-Term Incentive Plan”.

2.	Section 2.14 of the Plan is hereby amended in its entirety to read as follows:

“2.14
“Officer” shall mean each individual who is employed by the Company with a paygrade of (i) CEO; (ii) EG; (iii) 15 or above; or (iv)14 who has eligible compensation as that term is defined under BSP for the 12-month period of October 1 through September 30 immediately preceding an Open Enrollment Period or for such other 12-month period otherwise designated by the Plan Administrator, equal to or in excess of a dollar threshold established by the Plan Administrator in its discretion for each such 12-month period. The dollar threshold will be communicated to Eligible Employees during the applicable Open Enrollment Period.”

3.
The first clause of Section 2.22 of the Plan is hereby amended by deleting the phrase “and designated by the Company as a wholesaler” and replacing it with “by the Company as a sales grade employee who is eligible for variable compensation”.

IN WITNESS WHEREOF, this amendment has been executed by the Plan Administrator on this 28 day of December 2018.

Plan Administrator

/s/ Micah Dowling
____________________________________
Micah Dowling

Witness: _/s/ Elise Milito______________________

1